Exhibit 99.2 Earnings Call Presentation 2020 Second Quarter July 22, 2020

GETTING OUR MOMENTUM BACK

Implemented a phased-in return to the workplace approach beginning June 22

~85% of all locations remain open with access to drive-up and lobby appointment service

Helped ~5,000 clients through payment deferrals and fee assistance programs

Funded over $1.2bn of PPP loans for ~6,500 clients; impacted the lives of ~150,000 small business employees and their families

Committed $2.5mm to supporting our communities

Supporting Our Colleagues

- Enhanced health insurance programs and access to retirement benefits to provide greater flexibility, coverage and additional support
- Expanded paid time off programs
- Added provisions for emergency medical and hardship loans

Supporting Our Clients

- Branches accessible with enhanced health and safety protocols
- Reopening of certain branch lobbies
- Offering payment deferral and fee assistance programs and services:
  - Consumer, mortgage, auto loan deferrals and fee assistance
  - Commercial loan deferrals and fee assistance
  - Suspension of foreclosure and repossession actions
- Ongoing participation in the SBA's Paycheck Protection Program

Supporting Our Communities

- Additional $2.5mm contribution from the First Midwest Charitable Foundation
- Aiding individuals and families through affordable housing and financial sustainability and supporting small businesses
- Enhanced matching gifts programs to support colleague donations

LEVERAGING OUR STRENGTHS TO SUPPORT OUR CLIENTS AND COMMUNITIES

First Midwest Bancorp, Inc. 2

Q2 '20 EARNINGS HIGHLIGHTS

Earnings Per Share



$0.6
$0.4
$0.2
$—
$0.50
$0.43
$0.52
$0.49
$0.51
$0.47
$0.41
$0.22
$0.37
$0.18
$0.38
$0.19
$0.35
$0.16
Q2 '19
Q3 '19
Q4 '19
Q1 '20
Q2 '20
EPS, adjusted(1)
EPS
Pandemic

Pre-Tax, Pre-Provision Earnings[1]



$100
$80
$60
$40
$20
$—
$85
$89
$84
$73
$72
$66
$63
Q2 '19
Q3 '19
Q4 '19
Q1 '20
Q2 '20
Pre-tax, pre-provision earnings(1)
Pandemic

Earnings

EPS of $0.16 for Q2 '20; impacted by:

- $0.17 of loan loss provision for the estimated impact of the pandemic on the ACL
- $0.02 of pandemic expenses and fee assistance programs
- $0.03 of A&I related expenses
- $0.01 of dividends on preferred stock

Pre-Tax, Pre-Provision Earnings[1]

Down 12%, or $9mm from Q1 '20, impacted primarily by:

- Pandemic expenses of $2mm
- Noninterest income down $6mm, or 16%, due to lower volumes and fee assistance programs

Down 25%, or $22mm from Q2 '19, impacted primarily by:

- Noninterest expense, adjusted[1][2] up $11mm due to acquisitions, pandemic, and merit increases
- Noninterest income down $6mm due to lower transaction volumes and fee assistance programs due to the pandemic
- NII down $2mm due to lower interest rates and accretion, partly offset by acquisitions and growth in loans and securities

RESULTS IMPACTED BY THE PANDEMIC AND LOWER RATE ENVIRONMENT

Amounts in millions, except per share data

Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms" and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used.

First Midwest Bancorp, Inc. 3

LOANS Highlights $14,934 • PPP contributed $1.2bn; decreasing loan $13,964 $13,913 yields by 9bps $12,773 $12,842 $13,754 • Up 7% from Q1 '20; down 2% excluding PPP $12,520 loans – Consumer up 3% reflecting growth of high- quality 1-4 family mortgages – Corporate down 3% due to environmental impact on production, line usage, and 5.29% 5.09% paydown trends 4.85% • Up 19% from Q2 '19; up 4% excluding PPP 4.57% Corporate loans and Park Loans • Mix continues to be well-diversified 3.98% 3.89% Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 C&I Agricultural Owner-occupied CRE Investor CRE Consumer Loan Yield Loan Yield, excluding PPP PPP Dollars in millions Balances shown are end of period Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain 4 terms, and footnotes used.

LOAN DIVERSIFICATION - CORPORATE $11.4bn 76% of Total Loans 40% C&I / 34% CRE / 2% Agricultural % of Other C&I Senior Housing total Loans Healthcare Services Sector loans Risk Mitigants and Hospitals Leveraged Franchises 2.0% National, leading branch QSRs Finance Recreation / Entertainment 1.5% Very granular, real estate secured Elevated Risk Restaurants 0.8% Very granular, real estate secured (both C&I and CRE Agricultural categories) Hotels 0.6% All major brands, avg. LTV 50% Multi-family Small strip centers with avg. LTV Retail - C&I 0.4% 57% Construction Owner Occupied Total 5.3% CRE Retail - CRE Office, Industrial, and Other Investor CRE C&I CRE Agricultural SOLID UNDERWRITING AND GRANULAR, DIVERSIFIED PORTFOLIO MITIGATES RISKS Data as of June 30, 2020 Dollar amounts in millions unless otherwise noted Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms" and "Footnotes" slides for details on the calculations of these metrics, definitions of 5 certain terms, and footnotes used.

LOAN DIVERSIFICATION - CONSUMER

$3.5bn
24% of Total Loans


Home Equity
Avg. FICO - 764
Avg. LTV - 71%
Other Installment
Avg. FICO - 762
1-4 Family
Avg. FICO - 779
Avg. LTV - 67%
Elevated Risk

Sector	% of total loans	Risk Mitigants
Unsecured Installment	1.8%	~90% have FICO > 700; Avg loan size ~$9k

HIGH QUALITY CREDIT - GEOGRAPHICALLY DISPERSED

Data as of June 30, 2020
Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms" and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used.

First Midwest Bancorp, Inc. 6

ALLOWANCE FOR CREDIT LOSSES

Net Charge-offs


0.60%
0.40%
0.20%
$9
0.31%
$9
$11
$12
$2
0.37%
0.32%
$10
$13
$4
0.36%
0.27%
$9
Q2 '19
Q3 '19
Q4 '19
Q1 '20
Q2 '20
NCOs, excluding PCD(1)
PCD
NCOs / Avg Loans(2)
NCOs / Avg Loans, excluding PCD and PPP Loans(1)(2)

Allowance and Provision


2.00%
1.00%
—%
0.85%
0.38%
$11
1.62%
1.22%
$40
1.80%
1.66%
0.90%
$33
Q2 '19
Q3 '19
Q4 '19
Q1 '20
Q2 '20
Allowance / Loans, excluding PPP loans(1)
Allowance / Loans
Provision / Avg Loans(2)
Provision

Highlights

- Asset quality remains stable, metrics distorted by CECL
  - $4mm of $13mm of Q2 '20 NCOs relate to PCD loans that were fully reserved; no provision impact
  - Excluding PCD and PPP loans, NCOs to average loans[1][2] of 0.27% for Q2 '20, lower than prior quarters

Robust ACL to total loans of 1.80%, excluding PPP[1]

- $25mm in Q2 '20 provision to incorporate estimated impact of the pandemic based upon:
  - Multiple forecast scenarios of GDP, unemployment and HPI
  - Detailed portfolio reviews
  - Effects of relief programs
- Increase in ACL to total loans compared to Q2 '19 reflects the adoption of CECL on January 1, 2020
  - $76mm (69%) total ACL increase compared to Q4 '19
    - $32mm (29%), excluding acquired
    - $44mm (40%) for acquired
  - $16mm of ACL established for Park

Dollar amounts in millions

Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used.

First Midwest Bancorp, Inc. 7

ASSET QUALITY Non-performing Assets Highlights 2.00% $174 Asset quality remains stable, metrics distorted by CECL $163 $49 – NPA metric, excluding PCD & PPP loans of 0.87%, 1.24% $45 $109 $109 down 4bps and up 10bps from Q1 '20 and Q2 '19, $96 1.09% 1.00% respectively 0.91% 0.87% 0.77% – Adverse loans of $450mm, up $12mm and $40mm from Q1 '20 and Q2 '19, respectively, reflective of $125 $118 0.00% normal fluctuations Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 NPAs, excluding PCD PCD NPAs NPAs / Loans + Foreclosed Assets NPAs / Loans + Foreclosed Assets, excluding PCD & PPP Loans(1) Adverse Loans $438 $450 6.00% $410 $29 $79 $78 4.40% 4.00% 4.19% 4.15% 3.94% $381 $359 $372 2.00% Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 Adverse Loans, excluding PCI/PCD PCI/PCD Adverse Loans (1) Adverse Loans to Corporate Loans (1) Adverse Loans, excluding PPP Loans, to Corporate Loans METRICS LARGELY UNCHANGED, REFLECTS CECL Dollar amounts in millions Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, 8 definitions of certain terms, and footnotes used.

DEPOSITS Highlights $15,304 • Average deposits of $15bn, up 14% from Q1 '20 and 18% Q2 '19 reflecting: – Park acquisition $13,445 $13,460 $13,386 $12,934 – Higher customer balances due to PPP funds and government stimulus – Normal seasonal increase in municipal deposits compared to Q1 '20 0.64% 0.60% 0.59% – Bridgeview acquisition contributed to the 83% Core increase compared to Q2 '19 • Mix shift to 58% retail, 32% commercial, 0.51% 10% public, due to PPP funds • Cost of deposits decreased 25bps due primarily to lower rate environment and the increase in demand deposits 0.26% Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 Demand Savings NOW Money Market Time Cost of Deposits Dollars in millions Balances shown are QTD averages Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain 9 terms, and footnotes used.

STRONG FUNDING AND LIQUIDITY Funding Profile Highlights • $15bn of very stable long-term deposit base is primary source of liquidity Interest-bearing Time | 13% transactions | 42% • Over $7bn in additional funding sources Brokered CD's | 1% provide ample capacity to support our clients, colleagues, and communities Borrowed funds | 14% – ~$4bn comprised of unencumbered securities and cash, FHLB capacity and Fed availability - meaningfully higher than undrawn commitments Demand | 30% • Flexibility to utilize PPPLF or other sources to Core Deposits Time Deposits Borrowed Funds fund PPP demand – No outstanding balance for Q2 '20 AMPLE LIQUIDITY PROVIDES FLEXIBILITY TO MEET EXPECTED DEMAND Data as of June 30, 2020 Funding Profile data reflects QTD averages Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain 10 terms, and footnotes used.

NET INTEREST INCOME

Trend and Composition

	Q2 '19	Q3 '19	Q4 '19	Q1 '20	**Q2 '20**
Total interest-earning assets	$14,952	$15,801	$15,969	$16,431	**$18,777**
NIM[(1)]	4.06 %	3.82 %	3.72 %	3.54 %	**3.13 %**
Accretion	(0.28)%	(0.23)%	(0.24)%	(0.17)%	**(0.15)%**
NIM, adjusted[(1)]	3.78 %	3.59 %	3.48 %	3.37 %	**2.98 %**



$150
$10
3.78%
Q2 '19
$151
$9
3.59%
Q3 '19
$148
$10
3.48%
Q4 '19
$144
$7
3.37%
Q1 '20
$145
$7
2.98%
Q2 '20
NII
Accretion
NIM, adjusted(1)

Highlights

- NII up 1% from Q1 '20 and down 3% from Q2 '19
  - PPP loans added $5mm to NII
  - Accretion consistent with Q1 '20, and down $3mm from Q2 '19
  - Impacted by lower interest rates and acquisitions
  - Loan and security growth partly offset decline from Q2 '19
- NIM, adjusted[(1)] of 2.98%, down 39bps from Q1 '20 and down 80bps Q2 '19, impacted by:
  - Lower interest rates partially offset by lower cost of funds
  - Origination of PPP loans
  - Higher other interest-earning assets due to PPP and stimulus
  - Seasonal municipal deposits impact decline from Q1 '20
  - Actions taken to reduce rate sensitivity also impacted the decline from Q2 '19

Dollars in millions

Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used.

First Midwest Bancorp, Inc. 11

NONINTEREST INCOME Trend and Composition Highlights • Down 16% from Q1 '20 and 14% from Q2 '19 impacted by: $47 – Lower transaction volumes and fee $43 assistance programs due to the pandemic: $40 $39 ◦ Deposit service charges ◦ Card-based $33 ◦ Capital markets – Wealth management down due to market conditions – Higher mortgage banking due to higher sales volumes, partly offset • Securities losses of $1mm in Q1 '20 reflects the repositioning of the securities portfolio due to market conditions Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 Deposit service charges Wealth management Card-based Capital market products income Mortgage banking Other noninterest income(3) Dollars in millions Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used. 12

NONINTEREST EXPENSE Trend and Composition Highlights (1) Periods Ended • Noninterest expense, adjusted of $115mm Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 – Up 3% from Q1 '20 and 10% from Q2 '19, Noninterest expense as reported $ 114 $ 108 $ 117 $ 117 $ 120 impacted by: A&I related expenses (10) (3) (6) (5) (5) ◦ Operating costs from acquisitions; represents ~65% of increase from (1) Noninterest expense, adjusted $ 104 $ 105 $ 111 $ 112 $ 115 Q1 '20 and ~40% from Q2 '20 ◦ Pandemic $115 $111 $112 ◦ Merit increases $104 $105 ◦ Investments in technology and process improvements • Controlled noninterest expense, adjusted to average assets excluding PPP (1)(2) of 2.32%, down 5% from Q1 '20 and 7% from Q2 '19 2.50% 2.47% 2.44% 2.35% 2.32% Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 Salaries & Benefits Occupancy & Equipment Professional services Technology Other noninterest expense (4) Noninterest expense, adj. to average assets excluding PPP (1)(2) Dollars in millions Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used. 13

CAPITAL

	Q2 '19	Q3 '19	Q4 '19	Q1 '20	**Q2 '20**
Regulatory Capital Ratios:					
• **CET1 capital to RWA**	10.11%	10.18%	10.52%	9.64%	**9.70%**
• **Tier 1 capital to RWA**	10.11%	10.18%	10.52%	9.64%	**11.19%**
• **Total capital to RWA**	12.57%	12.62%	12.96%	12.00%	**13.70%**
TBV per common share	$12.86	$13.31	$13.60	$13.14	**$13.00**

Robust Capital Levels



Excess Capital Above Conservation Buffer
CET1 Capital
4.50%
7.0%
9.70%
$418mm
Tier 1 Capital
6.00%
8.50%
11.19%
$416mm
Total Capital
8.00%
10.5%
13.70%
$495mm
Minimum Requirement
FMBI
Capital Conservation Buffer

Highlights

- Q2 '20 Total and Tier 1 capital ratios increased due to earnings and issuance of $231mm of preferred stock
- Elected CECL transition for regulatory capital relief in 2020
  - Retains ~25bps of CET1 and tier 1 capital
- Strong excess capital position, solid operating leverage and credit reserves
  - Capital levels remain sufficient in a severely adverse economic scenario
  - Consistent with mid-size, regional, and national peers
- Q2 '20 dividend of $0.14 per common share, consistent with Q1 '20

Robust Capital Levels data as of June 30, 2020
Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used.

First Midwest Bancorp, Inc. 14

OUTLOOK RECAP (For the Year Ended 2020; unless otherwise noted) We offer commentary on factors influencing FY2020 outlook for key categories. Guidance below is dependent upon the duration and severity of the pandemic and the effectiveness of fiscal support. Loans and Deposits • Dependent upon economic conditions, customer behavior and stimulus • PPP will further impact NII and NIM • Both NII and NIM, adj,(1) decline in Q3 with growth expected in Q4 • Accretion of ~$25mm reflecting CECL transition, ~$3mm reclass to lower provision • Includes potential impacts from PPP Noninterest Income • Modest improvement in Q3 and Q4; second half in-line with first half • Dependent upon length and severity of the pandemic and customer behavior Noninterest Expense, Adjusted • Quarterly expense expected to return to Q1 levels the remainder of the year Asset Quality • Dependent upon economic conditions, customer behavior and stimulus Taxes • Effective tax rate expected to be approximately 25% Capital • Strong capital provides flexibility to navigate the impact of the pandemic Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used. 15

FINANCIAL RESULTS Q2 '19 Q3'19 Q4'19 Q1 '20 Q2 '20 Net Interest Income $ 150 $ 151 $ 148 $ 144 $ 145 Loan Loss Provision 12 12 10 40 33 Noninterest Income 39 43 46 40 33 Net Securities Losses — — — (1) — Noninterest Expense 114 108 117 117 120 Income before Income Taxes 63 74 67 26 25 Income Tax Expense 16 18 16 6 6 Net Income $ 47 $ 56 $ 51 $ 20 $ 19 Preferred dividends — — — — (1) Net Income Applicable to Common Shares $ 47 $ 56 $ 51 $ 20 $ 18 EPS $ 0.43 $ 0.49 $ 0.47 $ 0.18 $ 0.16 EPS, Adjusted(1) $ 0.50 $ 0.52 $ 0.51 $ 0.22 $ 0.19 ROATCE(1)(2) 13.8% 15.4% 14.4% 5.7% 5.3 % ROATCE, Adjusted(1)(2) 16.0% 16.1% 15.5% 6.9% 6.4 % Noninterest Expense, adjusted to Average Assets, Excluding PPP Loans(1)(2) 2.5% 2.3% 2.5% 2.4% 2.3 % Efficiency Ratio(1) 55% 54% 56% 60% 64 % Dollars in millions, except per share data Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used. 16

FORWARD-LOOKING STATEMENTS This presentation, as well as any oral statements made by or on behalf of First Midwest, may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of words such as "may," "might," "will," "would," "should," "could," "expect," "plan," "intend," "anticipate," "believe," "estimate," "outlook," "predict," "project," "probable," "potential," "possible," "target," "continue," "look forward," or "assume" and words of similar import. Forward-looking statements are not historical facts or guarantees of future performance but instead express only management's beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management's control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. First Midwest cautions you not to place undue reliance on these statements. Forward-looking statements speak only as of the date made, and First Midwest undertakes no obligation to update any forward-looking statements. Forward-looking statements may be deemed to include, among other things, statements relating to First Midwest's future financial performance, including the related outlook for 2020, the performance of First Midwest's loan or securities portfolio, the expected amount of future credit reserves or charge-offs, corporate strategies or objectives, including the impact of certain actions and initiatives, anticipated trends in First Midwest's business, regulatory developments, acquisition transactions, estimated synergies, cost savings and financial benefits of announced and completed transactions, growth strategies, including possible future acquisitions, and the continued or potential effects of the COVID-19 pandemic on our business, financial condition, liquidity, loans, asset quality and results of operations. These statements are subject to certain risks, uncertainties and assumptions, including the duration, extent and severity of the COVID-19 pandemic, including its effects on our business, operations and employees, as well as on our customers and service providers, and on economies and markets more generally and other risks, uncertainties and assumptions that are discussed under the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in First Midwest's Annual Report on Form 10-K for the year ended December 31, 2019, and in First Midwest's subsequent filings made with the Securities and Exchange Commission ("SEC"). These risks and uncertainties are not exhaustive, and other sections of these reports describe additional factors that could adversely impact First Midwest's business and financial performance. Note: See the accompanying "Glossary of Terms" slide for definitions of certain terms used. 17

APPENDIX 18

NON-GAAP FINANCIAL INFORMATION The Company's accounting and reporting policies conform to U.S. GAAP and general practices within the banking industry. As a supplement to GAAP, the Company provides non-GAAP performance results, which the Company believes are useful because they assist investors in assessing the Company's operating performance. These non-GAAP financial measures include EPS, adjusted, the efficiency ratio, tax-equivalent NII (including its individual components), tax-equivalent NIM, tax-equivalent NIM, adjusted, noninterest expense, adjusted, ROATCE, ROATCE, adjusted, non-accrual loans, excluding PCD loans, 30-89 days past due loans, excluding PCD loans, NPAs to total loans plus foreclosed assets, excluding PPP loans, NPAs to total loans plus foreclosed assets, excluding PCD and PPP loans, NCOs, excluding PCD loans, NCOs to average loans, excluding PPP loans, NCOs to average loans, excluding PCD and PPP loans, and pre-tax, pre-provision earnings, adjusted. The Company presents EPS, the efficiency ratio, ROATCE, and pre-tax, pre-provision earnings, all adjusted for certain significant transactions. These transactions include acquisition and integration related expenses associated with completed and pending acquisitions (all periods), net securities losses (first quarter of 2020), and Delivering Excellence implementation costs (all periods in 2019). In addition, income tax expense and provision for loan losses are excluded from the calculation of pre-tax, pre-provision earnings, adjusted due to the fluctuation in income before income tax and the level of provision for loan losses required based on the estimated impact of the pandemic on the ACL. Management believes excluding these transactions from EPS, the efficiency ratio, ROATCE, and pre-tax, pre-provision earnings may be useful in assessing the Company's underlying operational performance since these transactions do not pertain to its core business operations and their exclusion may facilitate better comparability between periods. Management believes that excluding acquisition and integration related expenses from these metrics may be useful to the Company, as well as analysts and investors, since these expenses can vary significantly based on the size, type, and structure of each acquisition. Additionally, management believes excluding these transactions from these metrics may enhance comparability for peer comparison purposes. The Company presents noninterest expense, adjusted, which excludes acquisition and integration related expenses and Delivering Excellence implementation costs. Management believes that excluding these items from noninterest expense may be useful in assessing the Company’s underlying operational performance as these items either do not pertain to its core business operations or their exclusion may facilitate better comparability between periods and for peer comparison purposes. The tax-equivalent adjustment to NII and NIM recognizes the income tax savings when comparing taxable and tax-exempt assets. Interest income and yields on tax-exempt securities and loans are presented using the current federal income tax rate of 21%. Management believes that it is standard practice in the banking industry to present NII and NIM on a fully tax-equivalent basis and that it may enhance comparability for peer comparison purposes. In addition, management believes that presenting tax-equivalent NIM, adjusted, may enhance comparability for peer comparison purposes and is useful to the Company, as well as analysts and investors, since acquired loan accretion income may fluctuate based on the size of each acquisition, as well as from period to period. In management's view, tangible common equity measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive loss in stockholders' equity. The Company presents NPAs to total loans plus foreclosed assets, NCOs, and NCOs to average loans, all excluding PCD and/or PPP loans. Management believes excluding PCD and PPP loans is useful as it facilitates better comparability between periods. Prior to the adoption of CECL on January 1, 2020, PCI loans with an accretable yield were considered current and were not included in past due and non-accrual loan totals and the portion of PCI loans deemed to be uncollectible was recorded as a reduction of the credit-related acquisition adjustment, which was netted within loans. Subsequent to adoption, PCD loans, including those previously classified as PCI, are included in past due and non-accrual loan totals and an ACL on PCD loans is established as of the acquisition date and the PCD loans are no longer recorded net of a credit-related acquisition adjustment. PCD loans deemed to be uncollectible are recorded as a charge-off through the ACL. The Company began originating PPP loans during the second quarter of 2020 and the loans are expected to be forgiven by the Small Business Administration ("SBA") if employee retention criteria are met and funds are used for eligible expenses. Additionally, management believes excluding PCD and PPP loans from these metrics may enhance comparability for peer comparison purposes. Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. In addition, these non-GAAP financial measures may differ from those used by other financial institutions to assess their business and performance. See the previously provided tables and the following reconciliations in the "Non-GAAP Reconciliations" section for details on the calculation of these measures to the extent presented herein. Note: See the accompanying "Glossary of Terms" slide for definitions of certain terms used. 19

NON-GAAP FINANCIAL INFORMATION

	Quarters Ended				
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
Earnings Per Share					
Net income	$ 47,014	$ 54,545	$ 52,121	$ 19,606	$ 19,064
Dividends and accretion on preferred stock	—	—	—	—	(1,037)
Net income applicable to non-vested restricted shares	(389)	(465)	(424)	(192)	(187)
Net income applicable to common shares	46,625	54,080	51,697	19,414	17,840
Adjustments to net income:					
Net securities losses	—	—	—	1,005	—
Tax effect of net securities losses	—	—	—	(251)	—
A&I related expenses	9,514	3,397	5,258	5,472	5,249
Tax effect of A&I related expenses	(2,379)	(849)	(1,315)	(1,368)	(1,312)
Delivering Excellence implementation costs[5]	442	234	223	—	—
Tax effect of Delivering Excellence implementation costs	(111)	(59)	(56)	—	—
Total adjustments to net income	7,466	2,723	4,110	4,858	3,937
Net income applicable to common shares, adjusted	$ 54,091	$ 56,803	$ 55,807	$ 24,272	$ 21,777
Weighted-average diluted common shares outstanding	108,467	109,662	109,578	110,365	113,336
Diluted EPS	$ 0.43	$ 0.49	$ 0.47	$ 0.18	$ 0.16
Diluted EPS, adjusted[6]	$ 0.50	$ 0.52	$ 0.51	$ 0.22	$ 0.19
Return on Average Tangible Common Equity					
Net income applicable to common shares	$ 46,625	$ 54,080	$ 51,697	$ 19,414	$ 17,840
Intangibles amortization	2,624	2,750	2,744	2,770	2,820
Tax effect of intangibles amortization	(656)	(688)	(686)	(693)	(705)
Total adjustments to net income[6]	7,466	2,723	4,110	4,858	3,937
Net income applicable to common shares, excluding intangibles amortization, adjusted[6]	$ 56,059	$ 58,865	$ 57,865	$ 26,349	$ 23,892
Average stockholders' equity	$ 2,241,569	$ 2,327,279	$ 2,359,197	$ 2,415,157	$ 2,443,212
Less: average intangible assets	(832,263)	(877,069)	(874,829)	(887,600)	(934,022)
Average TCE	$ 1,409,306	$ 1,450,210	$ 1,484,368	$ 1,527,557	$ 1,509,190
ROATCE, adjusted[2][6]	15.95 %	16.10 %	15.47 %	6.94 %	6.37 %

Amounts in thousands, except per share data

Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for definitions of certain terms used and footnotes.

First Midwest Bancorp, Inc. 20

NON-GAAP FINANCIAL INFORMATION

	Quarters Ended				
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
Efficiency Ratio Calculation					
Noninterest expense	$ 114,142	$ 108,395	$ 116,748	$ 117,331	$ 120,330
Less:					
Net OREO expense	(294)	(381)	(1,080)	(420)	(126)
A&I related expenses	(9,514)	(3,397)	(5,258)	(5,472)	(5,249)
Delivering Excellence implementation costs[5]	(442)	(234)	(223)	—	—
Total	$ 103,892	$ 104,383	$ 110,187	$ 111,439	$ 114,955
Tax-equivalent NII[1][7]	$ 151,492	$ 152,019	$ 149,711	$ 144,728	$ 146,389
Noninterest income	38,526	42,951	46,496	39,362	32,991
Less: net securities losses	—	—	—	1,005	—
Total	$ 190,018	$ 194,970	$ 196,207	$ 185,095	$ 179,380
Efficiency ratio	54.67 %	53.54 %	56.16 %	60.21 %	64.08 %
Tax-Equivalent NII / NIM					
NII	$ 150,312	$ 150,787	$ 148,359	$ 143,575	$ 145,234
Tax-equivalent adjustment	1,180	1,232	1,352	1,153	1,155
Tax-equivalent NII[2][7]	151,492	152,019	149,711	144,728	146,389
Less: accretion	(10,308)	(9,244)	(9,657)	(6,946)	(6,999)
Tax-equivalent NII, adjusted	$ 141,184	$ 142,775	$ 140,054	$ 137,782	$ 139,390
Average interest-earning assets	$ 14,952,044	$ 15,800,915	$ 15,969,287	$ 16,431,320	$ 18,776,796
NIM[2][7]	4.06 %	3.82 %	3.72 %	3.54 %	3.13 %
NIM, adjusted[2][7]	3.78 %	3.59 %	3.48 %	3.37 %	2.98 %
Loan Yield					
Tax-equivalent loan interest income[7]	$ 158,442	$ 160,756	$ 155,863	$ 148,420	$ 141,320
Less: accretion	(10,308)	(9,244)	(9,657)	(6,946)	(6,999)
Tax-equivalent loan interest income, adjusted	$ 148,134	$ 151,512	$ 146,206	$ 141,474	$ 134,321
Average loans	$ 12,022,470	$ 12,539,541	$ 12,753,436	$ 13,073,752	$ 14,617,247
Loan yield	5.29 %	5.09 %	4.85 %	4.57 %	3.89 %
Loan yield, excluding accretion	4.94 %	4.79 %	4.55 %	4.35 %	3.70 %

Amounts in thousands, except per share data

Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for definitions of certain terms used and footnotes.

First Midwest Bancorp, Inc. 21

NON-GAAP FINANCIAL INFORMATION

	Quarters Ended				
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
Tangible Common Equity					
Stockholders' equity	$ 2,300,573	$ 2,339,599	$ 2,370,793	$ 2,435,707	$ 2,425,711
Less: goodwill and other intangible assets	(878,802)	(876,219)	(875,262)	(935,241)	(940,182)
TCE	$ 1,421,771	$ 1,463,380	$ 1,495,531	$ 1,500,466	$ 1,485,529
Total assets	$ 17,462,233	$ 18,013,454	$ 17,850,397	$ 19,753,300	$ 21,244,881
Less: goodwill and other intangible assets	(878,802)	(876,219)	(875,262)	(935,241)	(940,182)
Tangible assets	$ 16,583,431	$ 17,137,235	$ 16,975,135	$ 18,818,059	$ 20,304,699
TCE to tangible assets	8.57 %	8.54 %	8.81 %	7.97 %	7.32 %
Pre-Tax, Pre-Provision Earnings					
Net Income	$ 47,014	$ 54,545	$ 52,121	$ 19,606	$ 19,064
Income tax expense	16,191	18,300	16,392	6,468	6,182
Provision for credit losses	11,491	12,498	9,594	39,532	32,649
Pre-Tax, Pre-Provision Earnings	$ 74,696	$ 85,343	$ 78,107	$ 65,606	$ 57,895
Adjustments to pre-tax, pre-provision earnings:					
Net securities losses	—	—	—	1,005	—
A&I related expenses	9,514	3,397	5,258	5,472	5,249
Delivering Excellence implementation costs[5]	442	234	223	—	—
Total adjustments	9,956	3,631	5,481	6,477	5,249
Pre-Tax, Pre-Provision Earnings, adjusted	$ 84,652	$ 88,974	$ 83,588	$ 72,083	$ 63,144

Amounts in thousands, except per share data
Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for definitions of certain terms used and footnotes.

First Midwest Bancorp, Inc. 22

NON-GAAP FINANCIAL INFORMATION

	Quarters Ended				
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
Allowance for Credit Losses to Total Loans					
Allowance for credit losses	$ 106,929	$ 110,228	$ 109,222	$ 226,701	$ 247,677
Less: allowance for PPP loans	—	—	—	—	—
Allowance for credit losses, excluding PPP loan allowance	$ 106,929	$ 110,228	$ 109,222	$ 226,701	$ 247,677
Total loans	$ 12,519,604	$ 12,773,319	$ 12,840,330	$ 13,965,017	$ 14,933,658
Less: PPP loans	—	—	—	—	(1,179,403)
Total loans, excluding PPP loans	$ 12,519,604	$ 12,773,319	$ 12,840,330	$ 13,965,017	$ 13,754,255
Allowance to total loans, excluding PPP loans	0.85 %	0.86 %	0.85 %	1.62 %	1.80 %
Non-performing assets / Loans and Foreclosed assets					
Non-performing assets	$ 96,021	$ 109,037	$ 108,961	$ 173,894	$ 162,626
Less: non-accrual PCD loans	—	—	—	(48,950)	(45,116)
Non-performing assets, excluding non-accrual PCD loans	$ 96,021	$ 109,037	$ 108,961	$ 124,944	$ 117,510
Total loans	$ 12,519,604	$ 12,773,319	$ 12,840,330	$ 13,965,017	$ 14,933,658
Less:					
PPP loans	—	—	—	—	(1,179,403)
PCD loans	—	—	—	(275,172)	(243,207)
Foreclosed assets	28,488	25,266	20,458	21,027	19,024
Total loans and foreclosed assets, excluding PCD and PPP loans	$ 12,548,092	$ 12,798,585	$ 12,860,788	$ 13,710,872	$ 13,530,072
Non-performing assets and loans to foreclosed assets, excluding PCD and PPP	0.77 %	0.85 %	0.85 %	0.91 %	0.87 %
Net Charge-offs to average loans					
Total net charge-offs	$ 9,341	$ 9,199	$ 10,600	$ 12,114	$ 12,923
Less: net charge-offs for PCD loans	—	—	—	(1,720)	(3,833)
Total net charge-offs, excluding PCD loans	$ 9,341	$ 9,199	$ 10,600	$ 10,394	$ 9,090
Total average loans	$ 12,020,820	$ 12,538,189	$ 12,752,389	$ 13,073,005	$ 14,616,798
Less:					
Average PPP loans	—	—	—	—	(887,997)
Average PCD loans	—	—	—	(165,906)	(177,138)
Total average loans, excluding PCD and PPP loans	$ 12,020,820	$ 12,538,189	$ 12,752,389	$ 12,907,099	$ 13,551,663
Net charge-offs to loans, excluding PCD and PPP loans [2]	0.31 %	0.29 %	0.33 %	0.32 %	0.27 %

Amounts in thousands, except per share data
Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for definitions of certain terms used and footnotes.

First Midwest Bancorp, Inc. 23

GLOSSARY OF TERMS

Adverse loans - loans risk rated special mention or substandard, excluding accruing TDRs
Allowance, ACL - Allowance for credit losses
A&I - Acquisition and integration related expenses
bn - Billion
bps - Basis points
Bridgeview - Bridgeview Bank
C&I - Commercial and industrial
CECL - Current Expected Credit Losses
CET1 - Common equity Tier 1
CD - Certificate of deposit
Core Deposits - Represents demand, savings, NOW and money market deposits
CRE - Commercial real estate
EPS - Earnings per share
FICO - Fair Issac Corporation
FHLB - Federal Home Loan Bank
First Midwest or the Company - First Midwest Bancorp, Inc.
Foreclosed Assets - OREO and other foreclosed assets
FY - Full year
GAAP - U.S. generally accepted accounting principles
GDP - Gross national product
HPI - House price index
k - Thousands
LTV - Loan-to-value
mm - Million
NCOs - Net charge-offs
NII - Net interest income
NIM - Tax-equivalent net interest margin
NOW - Negotiable order of withdrawal
NPAs - Non-performing assets
Park - Park Bank
Pandemic - COVID-19 pandemic
PCD - Purchased credit deteriorated
PPP - Paycheck Protection Program
PPPLF - Paycheck Protection Program Liquidity Facility
OREO - Other real estate owned
QSR - Qualified special representative agreement
QTD - Quarter-to-date
ROATCE - Return on average tangible common equity
RWA - Risk-weighted assets
SBA - Small Business Administration
SEC - Securities and Exchange Commission
TBV - Tangible book value
TCE - Tangible common equity - represents common stockholders' equity less goodwill and identifiable intangible assets
TDRs - Troubled debt restructurings

First Midwest Bancorp, Inc. 24

FOOTNOTES (1) This financial measure includes certain adjustments. See the accompanying "Non-GAAP Financial Information" slides for detail. (2) Annualized based on the actual number of days for each period presented. (3) Other noninterest income includes merchant servicing fees and other service charges, commissions, and fees. (4) Other noninterest expense includes advertising and promotions expense, net OREO expense, and other expenses. (5) The Company initiated certain actions in connection with its Delivering Excellence initiative in the second quarter of 2018, demonstrating the Company's ongoing commitment to provide service excellence to its clients and maximizing both the efficiency and scalability of its operating platform. (6) Adjustments to net income for each period presented are detailed in the EPS non-GAAP reconciliation in the accompanying "Non- GAAP Financial Information" slides. (7) Presented on a tax-equivalent basis, assuming the applicable federal income tax rate of 21%. 25